VICOM
TECHNOLOGY  CENTER
9449 Science Center Drive
New Hope, MN  55428
__________________________________________________________________________

NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
To be held June 24, 1998
___________________________________________________________________________

The Annual Meeting of the Shareholders of VICOM, INCORPORATED will be held at Vicom Headquarters, 9449 Science Center Drive, New Hope, MN 55428, on Wednesday, June 24, 1998 at 10:00 a.m. Minneapolis time, for the following purposes, as more fully described in the accompanying Proxy Statement.

1.	To elect four directors for a term of one year.

2.	To vote upon the ratification of  Lurie, Besikof, Lapidus & Co, LLP as
		independent auditors of the Company for the prior year.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at the close of business on May 15, 1998 will be entitled to receive notice of and to vote at the meeting.

Shareholders are urged to fill in and sign the enclosed proxy and mail it promptly in the accompanying envelope to which no postage need be affixed if mailed in the United States.

Shareholders who are present at the meeting may revoke their proxies and vote in person.

If you cannot attend the meeting, please mark, sign, date and mail the enclosed proxy.

By Order of the Board of Directors


Steven M. Bell
Secretary
May 29, 1998



VICOM
T E C H N O L O G Y   C E N T E R
9449 Science Center Drive
New Hope, MN  55428
______________________________________________________________________________


PROXY STATEMENT

______________________________________________________________________________


ANNUAL MEETING OF SHAREHOLDERS
June 24, 1998

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES


The mailing address of the principal corporate office of the Company is 9449 Science Center Drive, New Hope, MN 55428. This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's shareholders commencing on or about May 29, 1998.

Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company. All shares of Common Stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies.
If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

When stock is in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by executing a late-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocked expenses incurred by them in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record at the close of business on May 15, 1998 (the "Record Date") will be entitled to vote at this meeting. On the Record Date, there were 2,106,236 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record
Date. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date is required for approval of the proposals to be voted upon at the Annual Meeting.

The following table sets forth certain information as of May 15, 1998 with respect to each person known by the Company to be the beneficial owner of more than 5 percent of its Common Stock, each director of the Company, and all officers and directors of the Company as a group. Except as indicated, each of the persons listed in the following table has sole voting and investment power with respect to the shares set forth opposite his name.

Name and Address of			        Number of Shares		     Percentage of
Beneficial Owner				          Beneficially Owned		   Outstanding Stock

Marlyce J. Sause				          279,241				            13.2%
9414 Woodbridge Road
Bloomington, MN  55438

Marvin Frieman				            448,157				            21.5%
5725 West 25 1/2 Street
St. Louis Park, MN  55426

Steven Bell					              458,750				            22.0%
4455 West Branch Road
Mound, MN  55364

All Officers and Directors			 906,907				            43.5%
as a Group (Four persons)

ELECTION OF DIRECTORS

Four persons have been nominated for election at the 1998 Annual Meeting as directors for a one-year term expiring at the 1999 Annual Meeting. The directors will hold office for the term for which elected and will serve until their successors have been duly elected and qualified.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies which withhold such authority. In the event that any of the nominees shall be unable or unwilling to serve as a Director, it is intended that the proxy will be voted for the election of such other person or persons as the management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.


Information About Nominees

The following information has been furnished to the Company by the respective nominees for director.

Information About Nominees

Name of Nominee				             	Director Since

Marvin Frieman (66)					         1983
Chief Executive Officer
Vicom, Incorporated

Francis X. McGinn (67)				       1984
Former Employee of Northwestern Bell
Now Retired

Steven Bell (39)			   		         1994
President
Vicom, Incorporated

Jonathan B. Dodge (48)		         1997
Partner in the C.P.A. Firm of Dodge & Fox


MARVIN FRIEMAN was Vice President and Sales Manager of the Company since its inception until October 1994. He was named Chief Executive Officer of the Company in November 1994. He has been a director since September 1983. Prior to joining the Company in 1975, Mr. Frieman was a founder of Commpro, Inc., which sold and installed commercial sound and intercom systems.

FRANCIS X. McGINN, JR. became a director of the Company in March 1984. For more than 35 years he was employed by Northwestern Bell Telephone Company in various service and marketing positions. From 1979 until his retirement in 1983 he was a staff manager responsible for implementation of sales plans for Northwestern Bell in five states and for the introduction of new products to the field.

STEVEN BELL was general counsel and Vice President of the Company from June 1985 through October 1994, at which time he became Chief Financial Officer. He was named President in July 1997. He is a graduate of the William Mitchell College of Law.

JONATHAN B. DODGE is the Senior Partner of the C.P.A. firm of Dodge & Fox. Mr. Dodge is a member of both the AICPA and the Minnesota Society of CPA's.

Board of Directors and its Committees

The Board of Directors met informally on a regular basis during 1997. As permitted by Minnesota Law, the Board of Directors acted from time to time during 1997 by unanimous written consent in lieu of conducting formal meetings. Last year, there were two (2) such actions and accompanying Board Resolutions passed. The Board has designated an audit committee consisting of Marvin Frieman, Francis McGinn and Steven Bell. The audit committee met once during 1997.

COMPENSATION AND OTHER TRANSACTIONS
WITH MANAGEMENT

The following table sets forth certain information relating to the remuneration paid by the Company to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded $100,000.00 during the Company's fiscal year ended December 31, 1997, as well as aggregate remuneration paid to all executive officers as a group during such period.

Name of Individual		   Principal 		Annual	      	  Long-Term & All
or Number of Group		   Position		  Compensation	   Other Compensation

Marvin Frieman		       CEO        	$101,269.06		  	None

Steven M. Bell 		      CFO         $102,337.06			  -0-

All Executive Officers				         $272,234.41			 -0-
as a group (3 persons)

Directors Fees

The Company does not pay directors fees to its directors.


Stock Option Plan

The Company has an Employee Stock Option Plan, effective January 15, 1997, pursuant to which 700,000 shares of common stock are reserved for issuance pursuant to options granted and to be granted to key employees and agents.
A previous stock option plan was allowed to expire, and no options were granted or exercised under that plan after December 31, 1993. Since the Plan's inception options for 160,500 shares of common stock have been granted to Company employees at an option price of .94 cents per share. Of those shares, options for 102,500 shares have been granted to Vicom officers, at a price of $1.03 per share. Options are granted by the Company's Board of Directors. Options granted under the Plan may be non-qualified stock options or incentive stock options pursuant to Section 422A of the Internal Revenue Code.

The exercise price of the options granted under the Plan is required to be not less than the fair market value of the Common Stock on the date of grant, and in the case of any shareholder owning 10 percent or more of the Common Stock to whom an incentive stock option has been granted under the Plan, the exercise price thereof is required to be not less than 110 percent of the fair market value of the Common Stock on the date the option is granted. Options are not transferrable. An optionee, or his or her personal representative, may exercise his or her option for a period of ninety (90) days following termination of employment, disability, or death. The term of each option, which is fixed by the Committee, may not exceed 10 years from the date the option is granted, or 5 years in the case of incentive stock options granted to shareholders owning 10 percent or more of the Common Stock to whom options have been granted. Options may be made exercisable in whole or in installments as determined by the Committee or Board. The
Committee or Board may cancel an option of an employee who has been terminated for cause or takes employment with a competitor.

Option/SAR Grants in Last Fiscal Year

None

Other Compensation and Long-Term Incentive Plans

The Company has no long-term incentive plans and issued no long-term incentive awards in the prior year.

The Company has employment agreements with Mr. Marvin Frieman, Chief Executive Officer, and Mr. Steven Bell, Chief Financial Officer, beginning October,
1996 and expiring July, 2001. Mssrs. Frieman's and Bell's compensation is not directly tied to Company performance. Their agreements call for special compensation to him of a lump sum amount equal to two and one-half times his annual base salary upon his termination if other than for cause and a change in control in the Company. The agreements state that annual base salary for Mssrs. Frieman and Bell will be $95,000.00 per year. This base salary is set and subject to approval by the Company's entire Board of Directors. Thus, the aforementioned lump sum compensation could equal $237,500.00 for Mr. Frieman in the event such special compensation is triggered. Other key provisions of the contract include an agreement by Frieman and Bell to keep confidential information secret both during and after employment by the Company, and covenants not to compete with the Company for one year from the date of termination of employment. A change in control in the agreement is defined as the acquisition by any corporation or group of more than 20 percent of the outstanding shares of voting stock of Vicom, Inc. coupled with or followed by the election as Directors if Vicom, Inc. of persons who were not directors at the time of such acquisition, if such persons shall become a majority of the Board of Directors of Vicom, Inc.

The Company maintains key man life insurance policies in the amount of $1,000,000.00 each on the lives of Steven Bell and Marvin Frieman. The Company is the beneficiary of these policies and has adopted a plan to pay fifty percent of all life insurance proceeds to the spouse or surviving children of each such officer.

On December 30, 1996, the company hired an investment banker to assist in promoting its business plans to the investment community and building stock value. The company issued 100,000 warrants at an exercise price of $2.00 per share for these services. The warrants expire in three years and have a nominal grant date fair value.

Related Company Transactions and Conflicts of Interest

In fiscal year 1997, the Company did not engage in any material transactions which would be considered related transactions or conflicts of interests except for the following:
1) telephone equipment purchases from Tadiran, Inc., a shareholder of the Company. Said purchases equalled approximately $332,000.00 in 1997; and
2) during 1997, pursuant to a ten (10) year lease, the Company leased property space from Marbell Realty, a limited liability corporation owned in equal shares by Steven Bell and Marvin Frieman, Executive Officers and Directors. Total rents paid under said lease equalled $99,000.00 in 1997. The Company believes that the rental amounts being paid under the lease are equal to or less than the Company would be paying to another landlord. The lease was ratified by the Company's entire Board of Directors.

INDEPENDENT PUBLIC ACCOUNTANTS


It is proposed that Lurie, Besikof, Lapidus & Co., L.L.P., Independent Public Accountants, be ratified as auditors for the Company for the prior year. The Company's directors and audit committee believe that Lurie, Besikof, Lapidus & Co., L.L.P. was the firm most capable of delivering the best quality services for the Company at the most cost effective price obtainable for the prior year. The Company does not intend to endorse an auditing firm for 1998 at this time but rather wishes to study its options during the fall of 1998.

It is expected that a representative of Lurie, Besikof, Lapidus & Co., L.L.P. will be present at the meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.


OTHER MATTERS

The management of the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.


SHAREHOLDER PROPOSALS

Proposals submitted to be presented at the 1999 annual meeting of shareholders must be received by the Company by December 30, 1998 to be considered for inclusion in the Company proxy materials relating to that meeting.



Vicom, Incorporated

by Steven M. Bell
     Secretary